                                                                    EXHIBIT 99.3

                                     PROXY
                            RSA DATA SECURITY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint D. James Bidzos, Addison M. Fischer, Ronald L. Rivest and Kathryn Conrow, or any of them, my proxies, with full power of substitution, to vote all shares of capital stock of the Company which I am entitled to vote at the Special Meeting of Stockholders of the Company, to be held at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, on Friday, July 26, 1996, at 10:00 a.m., local time, and at any adjournment or postponement thereof, as follows:

 / X /
        Please mark
        your votes as in
        this example.

1. Approve and Adopt the Merger Agreement and the Merger, as described       FOR      AGAINST    ABSTAIN
   further in the accompanying Joint Proxy Statement, dated                  / /        / /        / /
              , 1996. Approval of the Merger Agreement and the Merger
   shall constitute approval of the appointment of Messrs. Bidzos,
   Fischer and Rivest as the Indemnification Representatives, as
   described in the Joint Proxy Statement, and the agreement of the undersigned to be bound by the Merger Agreement and the Escrow
   Agreement.

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

SIGNATURE(S) Date  ________                                                          (Please indicate change of address below)
SIGNATURE(S) Date  ________                                                         ------------------------------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each          ------------------------------------------
      sign. When signing as attorney, executor, administrator, trustee or           ------------------------------------------
      guardian, please give full title as such.

Number and type of shares in your name:  Common:
- ---------------------------------
                                   Series A Convertible Preferred:
                                   ---------------------------------------------
                                   Series B Convertible Preferred:
                                   ---------------------------------------------
                                   Series C Convertible Preferred:
                                   ---------------------------------------------
                                   Series D Convertible Preferred:
                                   ---------------------------------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE, TO SUSAN F. DWORAK, LEGAL ASSISTANT, FENWICK & WEST LLP, TWO PALO ALTO SQUARE, PALO ALTO, CA 94306,
FACSIMILE: (415) 494-0674, NO LATER THAN JULY 25, 1996. DO NOT SEND ANY STOCK CERTIFICATES WITH THIS PROXY